A Publicly Traded Company with Authorized Capital

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CONVENING NOTICE

EXTRAORDINARY AND ANNUAL GENERAL MEETING

The Shareholders of BRF S.A. (“Company”) are invited to meet in a General Meeting to be held on April 8, 2015 at 11:00 a.m. at the Company’s registered offices at Rua Jorge Tzachel, 475 in the city of Itajaí, state of Santa Catarina, to deliberate on the following day’s agenda:

ANNUAL GENERAL MEETING

1.    To examine and vote the Management Report, Financial Statements and other documents with respect to the fiscal year ending December 31, 2014 and decide on the allocation of the results for the fiscal year;

2.    To ratify the distribution of remuneration to the shareholders (Interest on Own Capital and Dividends) pursuant to the decision by the Board of Directors;

3.    To approve the number of nine members to make up the Board of Directors pursuant to the provision in Article 16, caption sentence, of the Corporate Bylaws;

4.    To elect the Board of Directors;

5.    Pursuant to the provision in Paragraph 1, Article 16 of the Corporate Bylaws, to nominate the Chairman and Vice Chairman of the Board of Directors;

6.    To elect the members of the Fiscal Council.

EXTRAORDINARY GENERAL MEETING

  To set the annual aggregate compensation of the members of management and the Fiscal Council for the fiscal year 2015 and to ratify the annual and aggregate compensation realized in 2014.

  To approve the amendment of (i) the Stock Options Plan; (ii) the Restricted Stock Plan.

 Pursuant to Article 13 of the Corporate Bylaws, the shareholders intending to be represented by a proxy should submit the respective power of attorney by March 31, 2015, the date which precedes by at least 5 (five) working days the date on which the Extraordinary and Annual General Meeting is to be held, to Rua Hungria, 1400 – 5th floor, Jardim Europa, CEP 01455-000, São Paulo-SP, attention Corporate Governance area. Shareholders should present the following documents: a) Holders of Shares – Shareholders who are Natural Persons: Identity document with photograph;  Statement containing the respective shareholding participation issued by the financial institution responsible for custody; b) Shareholders which are Legal Entities – Certified copy of the most recent consolidated bylaws or articles of association and corporate documentation granting powers of representation (i.e.: minutes of the election of the directors); Identity document of the legal representative(s) with photograph; Statement containing the respective shareholding participation issued by the financial institution responsible for custody. c) Shareholders represented by proxy – In addition to documentation already cited above, a power of attorney with notarized signature, which should have been granted less than 1 year ago to a proxy who is a shareholder, manager of the company or lawyer; Identity document of the proxy with photograph. Corporate documentation should substantiate the powers of the legal representative(s) that granted the power of attorney in the name of the legal entity. d) Foreign Shareholders: Foreign shareholders shall present the same documentation as Brazilian shareholders with the exception that the corporate documents of the legal entity and the power of attorney must be notarized and consularized; e) Holders of American Depository Shares – ADSs – The holders of ADSs shall be represented by the The Bank of New York Mellon in its role as depositary institution, pursuant to the “Deposit Agreement” signed with BRF.

On the date of the Extraordinary and Annual General Meeting and as a condition for access to the event, shareholders that are participants in the fungible share depository service shall present a statement issued by the institution responsible for custody containing the respective shareholding participation.

Pursuant to Article 141 of Law 6.404/76 and Article 1 of CVM Instruction 165/91, as amended by CVM Instruction 282/98, shareholders representing at least 5% (five percent) of the capital stock of the Company may require adoption of the multiple voting process for the election of the members of the Board of Directors. In order to exercise this right, up to 48 (forty-eight hours) prior to the Meeting, shareholders must inform the Company of their wish to use the multiple voting procedure.

The Company’s shareholders interested in accessing information or clarifying doubts relative to the above proposals should contact the Company’s Investor Relations or Corporate Governance areas by calling +55 (11) 2322-5049/5050/5061/5544 or via e-mail: acoes@brf-br.com. All documents pertaining to this Meeting may be found at the disposal of the shareholders in the website: www.brf-global.com/ri in the Corporate Governance item as well as in the websites of the Brazilian Securities and Exchange Commission (www.cvm.gov.br) and the SEC – United States Securities and Exchange Commission (www.sec.gov). In addition, the Meeting shall be transmitted via video conference to the São Paulo office located at Rua Hungria, 1,400 – 5th floor, Jardim Europa, for the shareholders that so prefer.

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São Paulo (SP), February 26, 2015.

ABILIO DINIZ

             Chairman of the Board of Directors